Exhibit 99.3

                             SUBSCRIPTION AGREEMENT



Silver Diner, Inc.
11806 Rockville Pike
Rockville, Maryland  20852


Gentlemen:

         The undersigned hereby offers (the "Offer") to subscribe for and purchase that number of shares of Common Stock, par value $0.00074 per share (the "Shares"), in Silver Diner, Inc., a Delaware corporation (the "Company"), at $5.50 per Share, as set forth on Appendix A attached hereto and incorporated herein by reference thereto ("Appendix A"). The undersigned understands that 1,500,000 Shares are being offered at $5.50 per Share to a limited and select group of qualified investors, including the undersigned, who are "accredited investors" as that term is defined in Regulation D of the General Rules and Regulations ("Regulation D") under the Securities Act of 1933, as amended (the "Securities Act") and as more fully defined in Section 4(a)(iii) below, by Janney Montgomery Scott Inc. ("JMS"), as placement agent for the Company, which will receive a commission from the Company of $.38 per Share in connection with the sale of each Share.

         Subscriptions will be accepted as received and Shares will be issued promptly on receipt of payment. The Offering will continue until the earlier of sale of all of the Shares or July 12, 1996, unless mutually extended by the Company and JMS to a date not later than July 31, 1996 (the "Termination Date").

         The undersigned acknowledges that this Subscription Agreement amends certain terms of the Offering as described in the Offering Memorandum (as defined in Section 4(a) hereof) in that it establishes the price at which the Shares will be sold at $5.50 per Share, specifies the JMS commission, establishes the Termination Date as described in the immediately preceding paragraph, clarifies the registration obligation and qualifies the financial and other pro forma information relating to future periods.


Section 1.  Subscription

         At Closing (as defined below), the undersigned will execute and deliver the Agreement and wire to an account designated by the Company immediately available funds in the amount of the purchase price specified on Appendix A as payment in full of the subscription price for the Shares. Concurrently with payment, the Company will deliver to the undersigned or to an agent of the undersigned a certificate evidencing the number of shares subscribed for registered in such name or names provided in writing by the undersigned. The shares are to be issued as specified on Appendix A. Closing shall take place on July 9, 1996 by facsimile transmission of the required documents (the "Closing").


THE SHARES OF COMMON STOCK ACQUIRED PURSUANT TO THIS SUBSCRIPTION AGREEMENT ARE BEING ACQUIRED IN A TRANSACTION NOT INVOLVING ANY PUBLIC OFFERING AND, ACCORDINGLY, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. NO PORTION OF SUCH SHARES MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.


Section 2.  Acceptance and Rejection of Subscriptions

         Once this Agreement is accepted by the Company, the funds will be added to the Company's working capital and will be used in the manner provided in
Section 4 below. The undersigned understands that this subscription offer is subject to acceptance or rejection in whole or in part by the Company in its sole discretion at any time prior to the sale of the Shares. This Agreement shall not entitle the undersigned to purchase any Shares unless and until it has been accepted in writing by the Company. If this subscription offer or any part hereof is rejected for any reason, the subscription payment, plus any interest earned thereon, will be refunded promptly, without deduction.


Section 3.  Shares

         The Shares subscribed for hereby shall not be deemed issued to, or owned by, the undersigned until the undersigned has tendered payment to the Company, the Company has accepted this Subscription Agreement, and the Shares have been issued.


Section 4.  Subscriber's Representations and Warranties

         (a) The undersigned represents, warrants, and agrees with the Company and JMS that:

                  (i) The undersigned received a copy of the Private Offering Memorandum, dated June 14, 1996 (the "Offering Memorandum"), the Company's Current Report on Form 8-K as filed with the Securities and Exchange Commission (the "Commission") on April 11, 1996, the Company's Quarterly Report on Form 10-Q for the period ended April 21, 1996, and the Proxy Statement dated February 14, 1996, for Food Trends Acquisition Corporation (now


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known  as  the  Company)  (all  of  which  documents  are  herein   referred  to
collectively as the "Disclosure Documents") and that the undersigned had the opportunity to ask questions of and to receive answers from the executive officers of the Company concerning this Offer and the business, operations and prospects of the Company and its financial position and to obtain any additional information which the undersigned deemed necessary in connection with making an investment decision regarding this subscription offer.

         The undersigned acknowledges that the financial and other pro forma information contained in the Offering Memorandum, insofar as it relates to future periods, reflects management's judgment of the expected results to be realized. Actual results may differ since events and circumstances do not necessarily occur as expected, and such differences may be material. The undersigned acknowledges that it understands the risks associated with an investment in the Company and acknowledges that it has been advised that the offering price has been arbitrarily determined by management.

         The undersigned further acknowledges that the Company has advised it that the proceeds to be received by the Company from this subscription offer, as well as from other subscriptions, will be added to the Company's working capital. Of the proceeds, $2,472,000 will replace funds used to acquire the limited partner interests in Silver Diner Limited Partnership.

         The undersigned acknowledges that the Company reserves the right to apply the proceeds for other business purposes should economic conditions change, that, except as expressly set forth in this Agreement, no warranty or representation has been made by the Company or any of its affiliates, employees, officers, directors or agents in connection with the Offer and that an investment in the Shares involves a high degree of risk including, but not limited to, those identified under the heading "Investment Considerations" in the Offering Memorandum.

                  (ii) The undersigned has adequate means of providing for the undersigned's current needs and contingencies, is able to bear the substantial economic risks of an investment in the Shares, including the risk that the entire investment could be lost, has no need for liquidity in such investment, and could afford a complete loss of such investment.

                  (iii) The undersigned is an "accredited investor" as defined under Rule 501(a) of Regulation D adopted pursuant to the Securities Act and was not formed for the specific purpose of acquiring the Shares.

                  (iv) The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of the investment in the Company.

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

                  (v) The undersigned, if a corporation, partnership, trust, estate or other entity, is authorized and otherwise duly qualified to purchase and hold the Shares and such entity has its principal place of business as set forth on the signature page hereof.

                  (vi) The undersigned is purchasing the Shares for the undersigned's own account for investment and not with a view to, or for sale in connection with, any distribution; and the undersigned will not sell, transfer or otherwise dispose of any of the Shares, or any interest in the Shares, except in accordance with the Securities Act or any similar Federal statute, and the applicable rules and regulations of the Commission promulgated thereunder, as then in force and any applicable law, rule, or regulation of any state or other jurisdiction ("State Laws"). The undersigned agrees that a legend substantially in the following form may be placed upon the Certificate issued to evidence the
Shares:

                  "These securities have not been registered under the Securities Act of 1933, as amended. They may not be offered or transferred by sale, assignment, pledge or otherwise unless
                  (i) a registration statement for the shares under the Securities Act of 1933, as amended, is in effect, or (ii) the corporation has received an opinion of counsel, which opinion is satisfactory to the corporation, to the effect that such registration is not required under the Securities Act of 1933, as amended."

         (b)      The undersigned further understands and agrees that:

                  (i) None of the Shares has been registered under the Securities Act or the State Laws and, consequently, the Shares must be held indefinitely unless subsequently registered thereunder or an exemption from such registration is available. Except as set forth in Section 6 of this Agreement, the Company does not have an obligation to register any of the Shares or any of its securities under the Securities Act or the State Laws, or to provide an exemption from registration under the Securities Act or State Laws for any of the Shares.

                  (ii) The Shares have not been registered under the Securities Act on the basis that the issuance thereof is exempt under Section 4 of the Securities Act and/or by Regulation D as a transaction by an issuer not involving any public offering and/or as a transaction to accredited investors and that the Company's reliance on such exemption is predicated in part on the undersigned's representations and warranties as set forth in this Subscription Agreement. The Shares have not been registered under certain State Laws in reliance on specific exemptions from registration thereunder and no securities administrator of any state or the Federal government has made any finding or determination relating to the fairness for investment of the Shares and no securities administrator or the Federal government has recommended or endorsed the offering of these Shares.

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

                  (iii) In the view of the Commission, the statutory basis for the exemption claimed would not be present if, notwithstanding the undersigned's representations, warranties, understandings, and agreements set forth in this Subscription Agreement, the undersigned has in mind merely acquiring the Shares for resale upon the occurrence or non-occurrence of some predetermined event.

         (c) All representations and warranties set forth above or in any other written statement or document delivered by the undersigned in connection with the transactions contemplated thereby shall be true and correct in all respects on and as of the date of the Closing as if made on and as of the date of such closing and shall survive Closing.


Section 5.  Company's Representations and Warranties

         (a) All corporate action on the part of the Company and its officers and directors necessary for the authorization, issuance and sale of the Shares pursuant to this Subscription Agreement, and the performance of all obligations of the Company under this Subscription Agreement, has been taken. The Shares to be issued pursuant to this Subscription Agreement have been duly authorized and, when issued in accordance with this Subscription Agreement, will be validly issued, fully paid and non-assessable and free and clear of any and all claims, liens and encumbrances.

         (b) The offer and sale of the Shares in accordance with the terms of this Subscription Agreement (assuming the accuracy of the representations and warranties of the undersigned subscriber) are exempt from the registration requirements of the Securities Act and applicable state securities laws.

         (c) The Company meets the eligibility requirements for use of Form S-3 set forth in Paragraph I.A. to the General Instructions to Form S-3.

         (d) The Company has made available to the undersigned copies of its periodic reports filed with the Securities and Exchange Commission, including financial statements for the year ended December 31, 1995 and unaudited quarterly financial statements for the fiscal period ended April 21, 1996. Except as disclosed in the Disclosure Documents or as contemplated therein, since April 21, 1996, there has not been:

                  (1) Any material change in the assets, liabilities, financial condition or operations of the Company from that reflected in its financial statements filed with the SEC;

                  (2) Any change in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty, or otherwise;



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

                  (3) Any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Company;

                  (4) Any waiver or compromise by the Company of a valuable material right or of a material debt owed to it;

                  (5) Any extraordinary increases in the compensation of any of the Company's employees, officers, or directors;

                  (6) Any declaration or payment of any dividend or other distribution of the assets of the Company;

                  (7) Any issuance or sale by the Company of any shares of its Common Stock or other securities;

                  (8) Any strike, any organization campaign or demand for collective bargaining, or other similar event relating to the Company's employees;

                  (9) Any borrowing by the Company or any creation of a consensual lien upon any material asset of the Company;

                  (10) Any issue of notes or bonds of the Company, any sale of substantial assets, or any discharge of any lien on any assets of the Company;

                  (11) Any capital expenditure exceeding $500,000;

                  (12) Any other event or condition of any character that has, or in the Company's reasonable judgment can be reasonably expected to have, a material adverse effect on the Company's business or prospects; or

                  (13) Any agreement or commitment by the Company to do any of the things described in this Section 5(d).

         (e) Except as set forth in the Disclosure Documents, there are no loans, leases, royalty agreements or other continuing transactions between the Company, its subsidiaries, any of its or their customers or suppliers and any officer or director of the Company or any person owning ten (10%) percent or more of any class of capital stock of the Company or any member of such officer, director or stockholder's immediate family or any corporation or other entity controlled by such officer, director or stockholder or a member of such officer, director or stockholder's immediate family.

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

         (f) Except as set forth in the Disclosure Documents, the Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds for or to otherwise invest in any debtor or otherwise to assure any creditor against loss), any indebtedness of any other person.

         (g) Except as set forth in the Disclosure Documents, other than advances in the ordinary course of business to employees, which are not in the aggregate material, and loans or advances to its subsidiaries, the Company has not made any loan or advance to any person which is outstanding on the date of this Agreement, nor is it committed or obligated to make any such loan or advance.

         (h) The Disclosure Documents provided by the Company do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein in light of the circumstances under which they are made not misleading.

         (i) The Company has complied, or will comply, with all applicable federal or state securities laws in connection with the issuance and sale of the Shares. Neither the Company nor anyone acting on its behalf has offered or will offer to sell the Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Shares under the registration provisions of the Securities Act. Based on the representations of the undersigned set forth in this Agreement, the issuance of the Shares and the transactions contemplated hereby do not require registration under the Securities Act or any state securities law.

         (j) Except as expressly set forth in this Agreement, the Company has not engaged, directly or indirectly, any person to represent it in connection with the transactions contemplated by this Agreement, and no such person has any right, interest or valid claim against or upon the undersigned or the Company for any commission, fee or other compensation as a finder or broker; and the Company agrees to indemnify and hold the undersigned harmless against any claim for any such commissions, fees or other compensation.

         (k) The Company has a total authorized capitalization consisting of 20,000,000 shares of Common Stock, $.00074 par value per share, and 1,000,000 shares of preferred stock issuable in series. The aggregate number of shares of Common Stock of the Company issued and outstanding and the aggregate number of options, warrants and rights outstanding are disclosed in the Disclosure Documents. All shares of Common Stock issued and outstanding have been duly authorized, are validly issued, fully paid and nonassessable, and are free of any claims, lien or encumbrance created by the Company. All shares of Common Stock issuable upon exercise of outstanding options and warrants have been duly authorized and, when issued

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

in accordance with the terms of such options and warranties will be validly issued, fully paid and nonassessable. No shares of any series or classes of preferred stock are issued or outstanding.


Section 6.  Covenants of the Company

         (a) With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Shares to the public without registration, at all times the Company shall:

                  (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"); and

                  (iii) furnish to each holder of Shares forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any shares of Common Stock without registration.

         (b) The Company shall, at its expense (which term shall include without limitation any and all costs and expenses, additional registration and qualification fees and any additional fees and disbursements of counsel to the Company and accountants for the Company, and printing costs and expenses, but excluding underwriting discounts and commissions and selling fees and expenses of the undersigned and counsel fees of the undersigned), within 30 days of the earlier of the Termination Date or the sale of all of the Shares in the Offering, prepare and file with the Commission a registration statement on Form S-3 with respect to all Shares sold in the Offering for an offering on a continuous basis pursuant to Rule 415 under the Securities Act. Thereafter, the Company shall use its best efforts to cause that registration statement to become effective as soon as is reasonably practicable and to remain effective for a period of three years and to comply with the provisions of the Securities Act with respect to the disposition of all Shares covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period. If and whenever the Company is required by the provisions of this Section 6(b) to use its best efforts to effect the registration of any Shares under the Securities Act, the Company will, as expeditiously as possible:

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


                  (i) furnish to each seller of Shares and to each placement agent such number of copies of the registration statement and the prospectus included therein (including the preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Shares covered by such registration statement; and

                  (ii) immediately notify each seller of Shares and each placement agent under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and correct as promptly as possible any such untrue statement of a material fact or disclose any omitted material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iii) use its best efforts to register and qualify the Shares covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the Shares covered by the registration statement provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

         (c) (i) In the event of a registration of any of the Shares under the Securities Act pursuant to Section 6(b) above, the Company will indemnify and hold harmless each seller of Shares thereunder, each placement agent of such Shares thereunder and each other person, if any, who controls such seller or placement agent within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, placement agent or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Shares were registered under the Securities Act pursuant to Section 6(b) above, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse each such seller, each such placement agent and each such controlling person for seller, each such placement agent and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by


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

any such seller, any such placement agent or any such controlling person in writing specifically for the use in such registration statement or prospectus.

                  (ii) In the event of a registration of any of the Shares under the Securities Act pursuant to Section 6(b) above, each seller of such Shares thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each placement agent and each person who controls any placement agent within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, placement agent or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Shares were registered under the Securities Act pursuant to Section 6(b) above, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, placement agent and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder.


Section 7.  Indemnification.

         The undersigned understands the meaning and legal consequences of the representations and warranties contained in Section 4 and the other agreements, acknowledgments and understandings contained in this Subscription Agreement and agrees to indemnify and hold harmless the Company and JMS from and against any and all loss, damage or liability due to or arising out of a breach of any representation, warranty, agreement, acknowledgment or understanding of the undersigned contained in this Subscription Agreement. Notwithstanding any of the representations, warranties, agreements, acknowledgements or understandings herein

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

by the undersigned, the undersigned does not thereby or in any other manner waive any rights granted to the undersigned under Federal or state securities laws.


Section 8.  Irrevocability

         The undersigned hereby acknowledges and agrees that this subscription offer is irrevocable and that the undersigned is not entitled to cancel, terminate or revoke this Subscription Agreement or any agreements of the undersigned hereunder and that this Subscription Agreement and such agreement shall survive the death or disability of the undersigned.


Section 9.  Binding Effect

         This Subscription Agreement shall be binding upon and inure to the benefit of the undersigned and the undersigned's successors but shall not be assignable by the undersigned without the prior written consent of the Company, which consent may be withheld by the Company for any reason.


Section 10.  Applicable Law

         This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Maryland, without reference to any conflict of laws.


Section 11.  Entire Agreement.

         This Subscription Agreement contains the entire agreement between the parties and is intended by the parties to be an integration of all prior agreements by the parties regarding the Offer. The parties hereto shall not be bound by any agreements, conditions, representations or warranties relating to the Offer, oral or written, not set forth in this Subscription Agreement.

Section 12.  Separability.

         Should any clause, sentence, paragraph, subsection or Section of this Subscription Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Subscription Agreement, and the parties hereto agree that the part or parts of this Subscription Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.


Section 13.  Survivability.

         All representations, warranties, agreements, acknowledgements and understandings of the parties made herein shall be deemed material and to have been relied upon by the other party and shall survive the closing of the Offer and delivery of the Shares.


Section 14.  Execution in Counterparts.

         This Subscription Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement to purchase shares of Common Stock in Silver Diner, Inc. on this ___ day of _____________, 1996.

*A.  Corporation, Partnership,
     Trust, Estate or Other Entity:

                                          -------------------------------
                                          (Print or Type Name of Entity)


                                          By:____________________________
                                            (Print or type name(s) and
                                           title(s) of Authorized Repre-
                                             sentative(s) or Agent(s))


                                          By:_____________________________
                                             (Signature(s))


                                          Subscriber's
                                          principal place of
                                          business:

                                          --------------------------------

                                          --------------------------------

                                          --------------------------------

                                          Telephone: ____________________


                                          --------------------------------
                                          Taxpayer ID No.



* If Trustee is not individual making investment decision, both individual beneficiary and Trustee must execute Subscription Agreement.

                                                                    APPENDIX A

                            Subscription Information


Please indicate manner in which Shares are to be held with your initials in the space provided:


________Corporation

________Partnership

________Trust

________Other (specify)


Number of Shares Subscribed for:  _______


Aggregate Purchase Price (at $5.50 per Share):  _________






                                   ACCEPTANCE


         The foregoing offer is hereby accepted this ____ day of __________, 1996.


                                                              Silver Diner, Inc.



                                                By: ___________________________
                                                        Robert T. Giaimo
                                                           President